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                FOURTH AMENDMENT TO CREDIT AND SECURITY AGREEMENT



          THIS FOURTH AMENDMENT TO CREDIT AND SECURITY AGREEMENT (this "Fourth Amendment") is made and entered into as of the 13th day of January, 1995, and between THE HICKOK ELECTRICAL INSTRUMENT COMPANY, an Ohio corporation (the "Borrower"), and THE HUNTINGTON NATIONAL BANK, a national banking association (the "Bank").

                                    RECITALS:

          A. The Borrower and the Bank are the parties to that certain Credit Agreement dated May 20, 1991, pursuant to which, INTER ALIA, the Bank made available to the Borrower a Revolving Credit Facility in the maximum amount of $1,500,000, subject to the terms and conditions thereof. Said Credit Agreement was amended by that certain First Amendment to Credit Agreement dated as of February 28, 1992, that certain Second Amendment to Credit Agreement dated as of February 28, 1993, and that Third Amendment to Credit Agreement dated as of February 28, 1994, all of the foregoing Credit Agreements, as so amended, hereinafter collectively referred to as the "Loan Agreement".

          B. The Borrower has requested that the Bank extend the term of the Revolving Credit Facility, and agree to certain further modifications to the Loan Agreement.

          C. Subject to the agreements of the Borrower and the satisfaction of conditions herein set forth, the Bank is willing to grant such requests.

          D. Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned to them in the Loan Agreement.

                                   AGREEMENTS:

          FOR AND IN CONSIDERATION of the foregoing Recitals, the mutual covenants and agreements hereinafter set forth, the sufficiency of which is hereby acknowledged, the parties agree as follows:

          1.   AMENDMENTS.

               (A) Section 2.1 of the Loan Agreement is hereby deleted in its entirety and the following inserted in lieu thereof:

               "2.1 REVOLVING CREDIT: REVOLVING NOTE.

               (A) Subject to the terms and conditions of this agreement, Bank will make available to Borrower a revolving credit facility (the "Revolving Credit Facility") under which the Bank shall, from time to time, upon written or oral (confirmed promptly in writing) request of Borrower therefor, advance loans to Borrower (each a "Revolving Loan" and, collectively, the "Revolving Loans") in the maximum aggregate principal amount at any one time outstanding of not more than Five Million Dollars ($5,000,000.00). The Revolving Credit Facility shall have an initial term commencing January 13, 1995 and shall terminate on February 28, 1996; provided, however, that unless Bank or Borrower shall have given written notice of termination to the other not later than 60 days prior to the last date of such term (or renewal term), the Revolving Credit Facility shall be extended automatically for successive (1) year terms (the "Renewal Term(s)"). All advances of Revolving Loans shall be repayable as provided in Section 2.4, and shall be used by Borrower as provided in Section 5.5, below."

          (B) Section 2.4(C) of the Loan Agreement is hereby deleted in its entirety and the following inserted in lieu thereof:

          "(C) The entire balance of the principal of the Revolving Credit Facility shall be payable in full on the later of (i) February 28, 1996 or (ii) the date on which any current Renewal Term expires without such term having been renewed for a subsequent additional Renewal Term pursuant to Section 2.1 (A)."


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          (C)  Section 5.2(H) is hereby amended by deleting therefrom the numerals "$525,000.00" and inserting the numerals "$1,500,000.00" in lieu thereof.

          (D) Section 5.2(J) is hereby amended by deleting therefrom the numerals "$4,500,000.00" and inserting the numerals "$6,000,000.00" in lieu thereof.

          (E) Section 5.2(K) is hereby amended by deleting therefrom the numerals "$5,000,000.00" and inserting the numerals "$8,000,000" in lieu thereof.

          2. EFFECTIVE DATE; CONDITIONS PRECEDENT. The modifications to the Loan Agreement set forth in Paragraph 1, above, shall be effective on January 13, 1995, or such later date as is mutually acceptable to the Borrower and the Bank ("the Effective Date"), provided that such effectiveness shall be subject to the satisfaction by the Borrower of each of the following conditions precedent:

               (a) On the Effective Date, (i) after giving effect to the amendments effected hereby, there shall exist no Possible Default or Event of Default, and the Borrower shall have delivered to the Bank written confirmation thereof as of the Effective Date, and (ii) the representations and warranties of the Borrower under the Loan Agreement shall be reaffirmed in writing on the Effective Date, except for such matters relating thereto as are indicated in such reaffirmation which shall be satisfactory to the Bank.

               (b) The Borrower shall have executed and delivered to the Bank an Amended and Restated Revolving Note in the form of EXHIBIT A hereto.


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

               (c) The Secretary of the Borrower shall have delivered his or her certificate, attaching a true and complete copy of the resolutions of its Board of Directors authorizing its execution and delivery of this Fourth Amendment, and the taking of the actions contemplated hereby.

               (d) Each of the Existing Subsidiaries shall have executed and delivered a confirmation and acknowledgment of their respective Continuing Guaranties in the form of EXHIBIT B hereto.

               (e) The Borrower shall have delivered to the Bank such other instruments and taken such other actions as the Bank or its special counsel may reasonably request.

          4. OTHER LOAN DOCUMENTS. Any reference in any of the Other Agreements to the Loan Agreement shall, from and after the Effective Date, be deemed to refer to the Loan Agreement, as modified by this Fourth Amendment; and the term "Other Agreements" shall be deemed to include the other documents contemplated to be delivered hereunder.

          5. BANK'S EXPENSE. The Borrower agrees to reimburse the Bank promptly for the Bank's costs and expenses incurred in connection with this Fourth Amendment and the transactions contemplated hereby, including, without limitation, the fees and expenses of Bank's special counsel.

          6. NO OTHER MODIFICATIONS; SAME INDEBTEDNESS. Except as expressly provided in this Fourth Amendment, all of the terms and conditions of the Loan Agreement and the Other Agreements remain unchanged and in full force and effect. The modifications effected by this Fourth Amendment and by the other instruments


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

contemplated hereby shall not be deemed to provide for or effect a repayment and re-advance of any of the Liabilities now outstanding, it being the intention of both the Borrower and the Bank hereby that the Indebtedness owing under the Loan Agreement, as amended by this Fourth Amendment, be and is the same Indebtedness as that owing under the Loan Agreement immediately prior to the effectiveness hereof.

          7. GOVERNING LAW; BINDING EFFECT. This Fourth Amendment shall be governed by and construed in accordance with the laws of the State of Ohio and shall be binding upon the Borrower, the Bank and their respective successors and assigns.

          IN WITNESS WHEREOF, the Borrower and the Bank have hereunto set their hands as of the date first above written.


THE HUNTINGTON NATIONAL BANK                 THE HICKOK ELECTRICAL INSTRUMENT
                                             COMPANY

By:/s/ Herbert E. Werner                     By:/s/ Robert L. Bauman
   --------------------------                   ---------------------------
     Herbert A. Werner,                         Robert L. Bauman, President
     Vice President


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